UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 29, 2004

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

18881 Von Karman Avenue, Suite 250, Irvine, California   92612

(Address of principal executive offices)

(949) 955-0078

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 29, 2004, pursuant to a Stock Purchase Agreement (the “Agreement”) with Redrock Communications Solutions, Inc., a Nevada corporation (“Redrock”), Robert D. Murphy, an individual, and William Scott Worthington, an individual (Murphy and Worthington are collectively referred to as the “Sellers”) entered into on the same date, Dyntek, Inc. (the “Company”) purchased from the Sellers all two million shares of the outstanding Common Stock of Redrock and Redrock became a wholly owned subsidiary of Dyntek (the “Acquisition”).  The purchase price paid or payable to the Sellers is comprised of (i) an initial aggregate cash payment of $2.5 million on the closing date; (ii) a deferred aggregate cash payment of $500,000 to be paid sixty (60) days after the closing date; (iii) an earn-out cash payment up to a maximum amount of $1.5 million, based upon Redrock’s EBITDA for the period between July 1, 2004 through June 30, 2005 to be paid within ten (10) business days after the determination of Redrock’s EBITDA for such period; and (iv) an aggregate number of whole shares of the Common Stock of the Company (“Company Common Stock”) in an amount equal to $500,000, which amount is subject to adjustment based on the final determination of Redrock’s working capital, divided by $.63, the average closing sale price per share of Company Common Stock as reported on the Nasdaq SmallCap Market for the ten (10) trading days prior to (and not including) the closing date.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth on Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.  On September 29, 2004, as part of the consideration for the Acquisition, the Company agreed to issue to the Sellers an aggregate number of whole shares of the Company Common Stock in an amount equal to $500,000, which amount may be decreased if an adjustment is made based on the final determination of Redrock’s working capital, divided by $.63, the average closing sale price per share of Company Common Stock as reported on the Nasdaq SmallCap Market for the ten (10) trading days prior to (and not including) the closing date.  If no working capital adjustment is made, the Company will issue 793,650 shares of Company Common Stock.  The Company Common Stock will be issued upon a final determination of Redrock’s working capital as of the closing date.  In connection with the issuance pursuant to the Agreement, the Company relied upon the exemption from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.  The Sellers are accredited investors as defined in Rule 501 of Regulation D and the Sellers had access to information about the Company.  Each of the Sellers represented their intention to acquire the Company Common Stock for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Statements.

Not applicable.

(c)	Exhibits.

99.1	Press release issued by Dyntek, Inc. on September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: October 5, 2004	By:	/s/ Robert Webber
Robert Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press released issued by Dyntek, Inc. on September 30, 2004.